                                                                EXHIBIT 10.72

                  SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION
                            EFFECTIVE JANUARY 1, 2005

Annual Retainer:  $20,000 annually paid $5,000 per quarter

Additional Retainer for the Chair of each of the Audit, Compensation,  Corporate
Governance/Nominating  and Real Estate Investment  Committees:  $9,000 annually, paid $2,250 per quarter

Meeting  Fees:  $1,200 per day for  attendance  (in person and by  telephone) at
Board and Committee  meetings,  provided no more than one $1,200 payment will be made for any day regardless of the number of meetings attended.

Restricted  Stock:  875  shares on  February  28,  2005.  Restrictions  lapse on
February 28, 2010.

Options to  Purchase  Common  Stock:  4,000  options to be issued on May 6, 2005 subject to  stockholder  approval of the Amended and Restated 2003 Stock Benefit
Plan. Option price to be the closing price on May 6, 2005.  Options to have a 10 year term and vest 20% per year.

NOTE:  Directors  may defer some or all of the above  pursuant  to the  Director
Deferred Compensation Plan.